EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement (No. 333-179637) on Form S-1 of DARA BioSciences, Inc. of our report dated March 28, 2013, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of DARA BioSciences, Inc. for the year ended December 31, 2012.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ HORNE LLP

Ridgeland, Mississippi
March 28, 2013